Exhibit 99.1

Copano Energy, L.L.C.		News Release

	Contacts:	Matt Assiff, SVP & CFO Copano Energy, L.L.C. 713-621-9547 Jack Lascar / jlascar@drg-e.com Anne Vincent/ avincent@drg-e.com DRG&E / 713-529-6600
COPANO ENERGY TO PRESENT AT
A.G. EDWARDS’ YIELD CONFERENCE
HOUSTON, May 10, 2007 — Copano Energy, L.L.C. (NASDAQ: CPNO) announced today that John Eckel, its Chairman and Chief Executive Officer, will speak at A.G. Edwards’ Yield Conference to be held in New York City on May 15, 2007.
     Copano Energy’s presentation will be webcast live that day at 4:30 p.m. Eastern Daylight Time and is expected to last approximately 20 minutes. To listen to a live audio webcast and view the accompanying presentation materials, visit the Company’s website at www.copanoenergy.com under “Investor Relations – Event Calendar.” A replay will be archived on the website shortly after the presentation concludes.
     Houston-based Copano Energy, L.L.C. is a midstream natural gas company with natural gas gathering, intrastate pipeline and natural gas processing assets in Oklahoma and Texas.
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